Form N-SAR
Item 770

Name of Registrant:		VALIC Company II

Name of Portfolio:		VALIC Company II
Mid Cap Growth

Issuer:	Chipotle Mexican Grill

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:	US
Registe
red (US
Registe
red,
Muni,
Eligible
Foreign
,
 144A)

Underwriter from whom Purchased:		Morgan
Stanley

Underwriting Syndicate Members:

	Morgan Stanley & Co. Inc.
			SG Cowen & Co., LLC
Banc of
Americ
a
Securiti
es, LLC
Citigroup
Global Markets,
Inc.
J.P. Morgan
Securities, Inc.
Merrill
Lynch,
Pierce,
Fenner
&
Smith
Inc.
A.G. Edwards
& Sons, Inc.
RBC Capital
Markets
Corp.
SunTrust
Capital
Markets, Inc.
Wachovia Capital
Markets, LLC
M.R. Beal and Co.
Samuel A.
Ramirez & Co.,
Inc.
Muriel Siebert &
Co., Inc.
The Williams
Capital Group,
L.P.


Date Offering Commenced:
	01/25/06

Date of Purchase:
	01/25/06

Principal Amount of Offering:
	$173,333,336

Offering price:					$22.00

Purchase price:					$22.00

Commission, spread or profit:			$1.54

Principal amount of purchases by all investment
      Companies advised by the investment sub-adviser:
$3,084,400